Exhibit 99.1

NASDAQ: NSIT

Insight Closes Acquisition of Datalink

TEMPE, Ariz., January 6, 2017 — Insight Enterprises (Nasdaq:NSIT), an Intelligent Technology Solutions™ provider (“Insight” or “the Company”), announced that it has completed the acquisition of Datalink Corporation, a leading provider of IT services and enterprise data center solutions based in Eden Prairie, Minn. (“Datalink”).

The business combination strengthens Insight’s position as a leading IT solutions provider with global scale and deep technical talent delivering data center solutions to clients on premise or in the cloud.

Highlights of Acquisition

•	Increases addressable market opportunity in hybrid cloud and other high-growth data center categories

•	Enhances go-to-market engagement with a solutions-led approach

•	Drives scale and growth by adding complementary capabilities, partner relationships and clients in key U.S. markets

•	Leverages Company’s best-in-class digital marketing engine to bring scalable solutions to the mid-market

•	Benefits from consistency of culture, values and vision across the organizations

•	Achieves higher gross margins with increased services sales and higher growth, higher margin product categories

“We are pleased to announce the closing of this strategic acquisition. Insight has a clear strategy, global scale and a proven focus on operational excellence. Datalink adds deep technical talent and complementary services offerings around high growth technology areas. We are excited about the potential of this attractive combination,” said Ken Lamneck, CEO of Insight. “Together, we are well positioned to compete, grow, and win with comprehensive data center solutions in the marketplace.”

The Company expects the Datalink business to contribute between $600 - $620 million in net sales and to be accretive to Adjusted EPS in 2017, including approximately $12 million of expected amortization expense on acquired intangibles. This outlook excludes approximately $8 million in transaction-related expenses. In addition, the Company expects to realize run-rate cost savings of approximately $20 million within 2 years of closing.

FORWARD-LOOKING INFORMATION

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can usually be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and other expressions which indicate future events or trends. Forward-looking statements, including the Company’s expectation that the transaction will contribute between $600-$620 million in net sales and be accretive to Adjusted EPS in 2017 and will allow the Company to achieve higher gross margins and realize significant cost savings in future periods, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that results described in forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in other of the Company’s filings with the Securities and Exchange Commission:

•	Risks associated with the transaction and integration of Datalink into Insight’s operations, processes and systems, including:

•	the Company may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time frames or at all and to successfully integrate Datalink’s operations into those of Insight;

•	such integration may be more difficult, time consuming or costly than expected and may disrupt the Company’s current plans and operations;

•	revenues following the transaction may be lower than expected;

•	operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction;

•	uncertainties surrounding the transaction;

•	the outcome of any legal proceedings related to the transaction;

•	Datalink and/or Insight may be adversely affected by other economic, business, and/or competitive factors;

•	the Company may not be able to retain the key employees of Datalink;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	possible significant fluctuations in the Company’s future operating results;

•	general economic conditions;

•	the risks associated with the Company’s international operations;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the Company’s reliance on commercial delivery services;

•	the Company’s dependence on certain personnel;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

About Insight

From business and government organizations to healthcare and educational institutions, Insight empowers clients with Intelligent Technology™ solutions to realize their goals. As a Fortune 500-ranked global provider of hardware, software, cloud and service solutions, our 5,700 teammates provide clients the guidance and expertise needed to select, implement and manage complex technology solutions to drive business outcomes. Through our world-class people, partnerships, services and delivery solutions, we help businesses run smarter. Discover more at insight.com.

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INSIGHT CONTACTS:	INVESTORS:
HELEN JOHNSON
Insight Enterprises
TEL. (480) 333-3234
EMAIL: HELEN.JOHNSON@INSIGHT.COM

MEDIA:
AMY PROTEXTER
Insight Enterprises
TEL. (480) 409-6710
EMAIL: AMY.PROTEXTER@INSIGHT.COM

ARIEL KOUVARAS
Sloane & Company
TEL. (212) 446-1884
EMAIL: AKOUVARAS@SLOANEPR.COM